EXHIBIT 23.1

Independent Auditor’s Consent

We consent to the incorporation by reference in the registration statement (No. 333-106897) on Form S-8 of our report dated June 11, 2004 appearing in the Annual Report on Form 11-K of SPX Corporation Savings Plan for the one-day period ended December 31, 2003.

/s/ Plante & Moran, PLLC
Southfield, Michigan
June 21, 2004